Exhibit 5.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

September 16, 2022

Broadcom Inc.
1320 Ridder Park Drive
San Jose, California 95131-2313

Re: Registration Statement on Form S-4 (File No. 333-266181)

Ladies and Gentlemen:

We have acted as special counsel to Broadcom Inc., a Delaware corporation (“Broadcom”), in connection with the preparation and filing of Broadcom’s Registration Statement on Form S-4 (the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), relating to shares of Broadcom’s common stock, par value $0.001 per share (the “Broadcom Shares”), to be issued by Broadcom pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 26, 2022, by and among Broadcom, VMware, Inc., a Delaware corporation (“VMware”), Verona Holdco, Inc., a Delaware corporation and a direct wholly owned subsidiary of VMware (“Holdco”), Verona Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Holdco, Barcelona Merger Sub 2, Inc., a Delaware corporation and a direct wholly owned subsidiary of Broadcom, and Barcelona Merger Sub 3, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Broadcom.

For purposes of giving this opinion, we have examined the Registration Statement, the Merger Agreement, Broadcom’s Amended and Restated Certificate of Incorporation and Broadcom’s Amended and Restated Bylaws.  We have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with this opinion.   As to questions of fact material to this opinion, we have relied, with your approval, upon oral and written representations of Broadcom and certificates or comparable documents of public officials and of officers and representatives of Broadcom.

In making such examination and rendering this opinion, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such documents, that all documents submitted to us as certified copies are true and correct copies of such originals and the legal capacity of all individuals executing any of the foregoing documents.

Based upon and subject to the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein and in reliance on statements of fact contained in the documents that we have examined or reviewed, we are of the opinion that the Broadcom Shares to be issued by Broadcom pursuant to and in the manner contemplated by the terms of the Merger Agreement will be, upon issuance, duly authorized and, when the Registration Statement has been declared effective by order of the Securities and Exchange Commission and the Broadcom Shares have been issued and paid for in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, such Broadcom Shares will be validly issued, fully paid and nonassessable.

This opinion is subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law) and (c) an implied covenant of good faith and fair dealing.  We are members of the bar of the State of New York.  Broadcom is a Delaware corporation, and we have not considered, and we express no opinion as to, any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to be named in the Registration Statement and in the related proxy statement/prospectus contained therein as the attorneys who passed upon the legality of the Broadcom Shares to be issued pursuant to the Registration Statement and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.  This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz